UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2016

 ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2016, the Compensation Committee of the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) made restricted stock unit awards (“RSUs”) under the Company’s 2004 Stock Incentive Plan to certain named executive officers as follows: Paul Oldham, Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary, 5,000 RSUs; Robert DeBakker, Senior Vice President of Worldwide Operations, 5,000 RSUs; and Bing-Fai Wong, Vice President of Customer Operations, 4,000 RSUs. The awards to Mr. Oldham and Mr. DeBakker cliff vest on the first anniversary of the date of grant. The award to Mr. Wong vests fifty percent annually on the first two anniversaries of the date of grant. The awards to Mr. Oldham and Mr. DeBakker were made in conjunction with the promotion of each from Vice President to Senior Vice President by the Board of Directors of the Company. The award to Mr. Wong was in recognition of his expanded responsibilities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 19, 2016

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary